                                                                    EXHIBIT 4.27
                                 AMENDMENT NO. 4
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
                  WAIVER, CONSENT OF INTERCREDITOR LENDERS AND
                   AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT

                  THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER, CONSENT OF INTERCREDITOR LENDERS AND AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT (this "Agreement"), is made as of this 15th day of May, 1995, among LDI CORPORATION, a Delaware corporation ("Borrower"), the various financial institutions listed on the signature pages hereof (collectively, the "Intercreditor Lenders"), and SOCIETY NATIONAL BANK (successor collateral agent to Bank of America Illinois), as collateral agent (the "Collateral Agent"),

                                   WITNESSETH:

                  WHEREAS, Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of July 29, 1994 (as amended by that certain Consent, Waiver and Amendment No. 1 to Second Amended and Restated Credit Agreement, Consent and Waiver with Respect to Note Purchase Agreement, and Consent and Waiver of Intercreditor Lenders, dated as of January 20, 1995, and as further amended by that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, and Consent of Intercreditor Lenders, dated as of March 10, 1995, and as further amended by that certain Amendment No. 3 to Second Amended and Restated Credit Agreement, Waiver, Consent of Intercreditor Lenders and Amendment No. 1 to Intercreditor Agreement, dated as of April 30, 1995, the "Bank Credit Agreement"), with the various financial institutions listed on the signature pages thereto (the "Credit Agreement Banks"), pursuant to which the Credit Agreement Banks have made certain financial accommodations available to Borrower;

                  WHEREAS, Borrower has entered into that certain Note Purchase Agreement, dated as of August 1, 1989 (as amended, the "1995 Note Purchase Agreement"), with Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company and Beneficial Standard Life Insurance Company (such financial institutions being collectively referred to as the "1995 Noteholders"), pursuant to which the 1995 Noteholders have made certain financial accommodations available to Borrower;

                  WHEREAS, Borrower has executed and delivered that certain Promissory Note, dated as of July 1, 1993, in favor of National Westminster Bank USA, in the original principal amount of $20,000,000 (as amended, the "Natwest Note");

                  WHEREAS, Borrower has executed and delivered that certain Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Security Agreement"), in favor of the

Collateral Agent, pursuant to which Borrower (a) ratified and confirmed the grant of the security interest to the Existing Lenders (as defined in the Security Agreement) under the Existing Security Agreement (as defined in the Security Agreement) and (b) granted a continuing security interest to the Collateral Agent, for the benefit of the Collateral Agent and each of the Co-Agents (as defined in the Security Agreement) and for the ratable benefit of the Intercreditor Lenders, in and to the Collateral (as defined in the Security Agreement), all as security for Borrower's obligations under the Bank Credit Agreement, the 1995 Note Purchase Agreement and the Natwest Note;

                  WHEREAS, in connection with the Bank Credit Agreement, the 1995 Note Purchase Agreement, the Natwest Note and the Security Agreement, Borrower, the Intercreditor Lenders and the Collateral Agent entered into that certain Intercreditor Agreement, dated as of July 29, 1994, as amended by that certain Amendment No. 3 to Second Amended and Restated Credit Agreement, Waiver, Consent of Intercreditor Lenders and Amendment No. 1 to Intercreditor Agreement, dated as of April 30, 1995 (the "Intercreditor Agreement");

                  WHEREAS, Borrower has requested that the Credit Agreement Banks amend the Bank Credit Agreement as set forth in this Agreement; and

                  WHEREAS, the Credit Agreement Banks are willing to amend the Bank Credit Agreement upon the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                 SECTION 1. AMENDMENTS TO AND WAIVERS OF CERTAIN
                   PROVISIONS UNDER THE BANK CREDIT AGREEMENT.

                  1.1      Amendment to Section 1.1.

                  (a) The Credit Agreement Banks and Borrower hereby agree that
Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Expiration Date" in its entirety and substituting the following new definition of "Expiration Date" in lieu thereof:

                           "Expiration Date" means May 31, 1995, or such other
                  date as may from time to time be agreed upon by the Borrower and the Banks.

                  (b) The Credit Agreement Banks and Borrower hereby agree that
Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "1995 Reserves" in its entirety and substituting the following new definition of "1995 Reserves" in lieu thereof:

                           "1995 Reserves" means the pre-tax amounts set forth
                  in Borrower's financial statements as at and for the year ended January 31, 1995 delivered in accordance with the terms hereof, to the Banks to accurately reflect the valuation adjustments of Receivables, Inventory, net investments in leases, and/or other balance sheet items, all as identified on a preliminary basis in Borrower's report presented to the Banks and its other senior lenders in the Lender Group Meeting of January 26, 1995; provided, however, that all of the 1995 Reserves shall be deemed for purposes of this Agreement to have been incurred as of January 31, 1995 or during the Fiscal Quarter then ended; and provided, further, that the aggregate amount of the 1995 Reserves shall not exceed Twenty-three Million Nine Hundred Thousand Dollars ($23,900,000).

                  1.2 Amendment to Annex A. The Credit Agreement Banks and the Borrower hereby agree that Annex A to the Bank Credit Agreement shall be amended by deleting Annex A in its entirety and substituting the new Annex A which is attached hereto as Exhibit A, and incorporated herein by reference.

                  1.3 Waiver of Certain Provisions of Section 7.1.1(c). The Credit Agreement Banks hereby waive, for purposes of the delivery of the annual audit report of the Borrower and its Subsidiaries for the Fiscal Year ending January 31, 1995 only, the requirement set forth in Section 7.1.1(c) of the Bank Credit Agreement that the certification of the annual audit report by independent public accountants be without any Impermissible Qualification.

                  1.4 Waiver of Section 7.2.4(c) and Section 7.2.4(d). The Credit Agreement Banks hereby waive compliance by Borrower with Section 7.2.4(c) and Section 7.2.4(d) of the Bank Credit Agreement commencing on the date of this Agreement and ending on the Expiration Date.

              SECTION 2. CONSENT AND DIRECTION OF THE INTERCREDITOR
                 LENDERS, AMENDMENT TO INTERCREDITOR AGREEMENT.

                  2.1 Consent and Direction of the Intercreditor Lenders. Subject to the terms and the conditions set forth in this Agreement, the Intercreditor Lenders hereby consent to the terms and provisions of Section 1 of this Agreement; provided, however, that each Intercreditor Lender's Esposure Percentage, as defined in the Intercreditor Agreement, shall not be affected by this Agreement.

                  2.2 Amendment to Schedule VII to Intercreditor Agreement. The Intercreditor Lenders and the Borrower hereby agree that Schedule VII to the Intercreditor Agreement shall be amended by deleting the last page of Schedule VII to the Intercreditor Agreement and substituting the new last page of
Schedule VII which is attached hereto as Exhibit B, and incorporated herein by reference.

                       SECTION 3. CONDITIONS PRECEDENT TO
                                 EFFECTIVENESS.

                  In addition to all of the other conditions and agreements set forth herein, the effectiveness of the waiver set forth in this Agreement, and the amendments set forth in Sections 1.1, 1.2 and 2.2 of this Agreement, is subject to the following conditions precedent:

                  3.1 Acknowledgment of LDI of Ohio, Inc.. The Intercreditor Lenders shall have received an original of the attached Acknowledgment of LDI of Ohio, Inc. ("Guarantor"), executed and delivered by a duly authorized officer of Guarantor.

                  3.2 Extension of and Waiver of provisions of 1995 Note Purchase Agreement. The Intercreditor Lenders shall have received evidence in form and substance satisfactory to the Intercreditor Lenders of an extension of the terms of the 1995 Note Purchase Agreement such that no payments of principal will be required to be made by Borrower in connection therewith during the period beginning April 1, 1995, and ending May 31, 1995, and a waiver of all then existing defaults under the 1995 Note Purchase Agreement.

                            SECTION 4. MISCELLANEOUS.

                  4.1 Other Terms With Respect to the Waivers and Consents. The effectiveness of the provisions of Section 1.1, Section 1.2, Section 1.3,
Section 1.4, Section 2.1 and Section 2.2 hereof shall also be subject to the condition that, in all other respects, Borrower, as of the date hereof, shall not have violated any warranties, covenants, agreements or provisions or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Bank Credit Agreement) under the Bank Credit Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Event of Default (as defined in the 1995 Note Purchase Agreement) under the 1995 Note Purchase Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Security Agreement) under the Security Agreement. The waiver given as set forth in Section 1.3 and Section
1.4 hereof shall not extend to prejudice any rights and remedies which the Credit Agreement Banks, the 1995 Noteholders or the Intercreditor Lenders may have in respect of any other violations of any of the terms and provisions of the Bank Credit Agreement, the 1995 Note Purchase Agreement or the Intercreditor Agreement, as the case may be.

                  4.2 Bank Credit Agreement, the Security Agreement and 1995 Note Purchase Agreement. The execution of this Agreement by Borrower shall serve as an acknowledgment that (a) the waivers and consents set forth herein shall not affect the continued legality, validity and binding effect of the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, and (b) the Bank Credit Agreement, as previously and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement remain in full force and effect and remain the valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower hereby ratifies and confirms the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement.

                  4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

                  4.4 Severability. In the event any provision of this Agreement should be invalid, the validity of the other provisions hereof shall not be affected thereby.

                  4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

LDI CORPORATION, Borrower                                 SOCIETY NATIONAL BANK, as
                                                          Collateral Agent

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

BANK OF AMERICA ILLINOIS                                  NATIONAL CITY BANK,
(successor in interest to                                 Intercreditor Lender and
Continental Bank N.A.),                                   Credit Agreement Bank
Intercreditor Lender and
Credit Agreement Bank

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

SOCIETY NATIONAL BANK,                                    NORTHWESTERN NATIONAL LIFE
Intercreditor Lender and                                  INSURANCE COMPANY,
Credit Agreement Bank                                     Intercreditor Lender and
                                                          1995 Noteholder

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

CONFEDERATION LIFE INSURANCE                              BENEFICIAL STANDARD LIFE
COMPANY (U.S) IN REHABILITATION,                          INSURANCE COMPANY,
Intercreditor Lender and                                  Intercreditor Lender and 1995
1995 Noteholder                                           Noteholder


By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

COMERICA BANK,                                            FIRST UNION NATIONAL BANK OF
Intercreditor Lender and                                  NORTH CAROLINA,
Credit Agreement Bank                                     Intercreditor Lender and
                                                          Credit Agreement Bank

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

THE DAIWA BANK, LIMITED,                                  THE FIFTH THIRD BANK,
Acting through its Chicago                                Intercreditor Lender and
Branch, Intercreditor                                     Credit Agreement Bank
Lender and Credit Agreement
Bank                                                      By:
                                                             ----------------------------
                                                          Title:
                                                                -------------------------
By:
   --------------------------
Title:                                                    And
      -----------------------
                                                          by:
                                                             ----------------------------
                                                          Title:
                                                                -------------------------

STAR BANK, NATIONAL                                       FIRST NATIONAL BANK OF OHIO,
ASSOCIATION, Intercreditor                                Intercreditor Lender
Lender and Credit Agreement                               and Credit Agreement Bank
Bank

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

MICHIGAN NATIONAL BANK,                                   THE BANK OF TOKYO TRUST
Intercreditor Lender and                                  COMPANY, Intercreditor
Credit Agreement Bank                                     Lender and Credit Agreement
                                                          Bank

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------

FIRST BANK NATIONAL                                        NATIONAL WESTMINSTER BANK, USA,
ASSOCIATION, Intercreditor                                 Intercreditor Lender
Lender and Credit Agreement Bank

By:                                                       By:
   --------------------------                                ----------------------------
Title:                                                    Title:
      -----------------------                                   -------------------------
NORTHERN LIFE INSURANCE
COMPANY, Intercreditor
Lender and 1995 Noteholder

By:
   --------------------------
Title:
      -----------------------

                                    EXHIBIT A

                                     ANNEX A

                                                                                                     Commitment
                                                                                                       Period
                                                              Total                                  Expiration
                                                           Commitment             Percentage             Date
- ----------------------------------------------------------------------------------------------------------------
 NATIONAL CITY BANK                                           $ 13,622,040.21           14.1701%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 SOCIETY NATIONAL BANK                                        $ 13,622,040.21           14.1701%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 CONTINENTAL BANK N.A.                                        $ 12,648,989.27           13.1579%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 COMERICA BANK                                                $ 10,897,555.26           11.3360%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 FIRST UNION BANK                                              $ 7,589,355.11            7.8947%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 THE DAIWA BANK, LIMITED                                       $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 THE FIFTH THIRD BANK                                          $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 STAR BANK, NATIONAL ASSOCIATION                               $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 FIRST NATIONAL BANK OF OHIO                                   $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 MICHIGAN NATIONAL BANK                                        $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 THE BANK OF TOKYO TRUST COMPANY                               $ 5,448,777.63            5.6680%       5/31/95
- ----------------------------------------------------------------------------------------------------------------
 FIRST BANK NATIONAL ASSOCIATION                               $ 5,059,634.16            5.2632%       5/31/95
                                                               --------------
- ----------------------------------------------------------------------------------------------------------------
 TOTAL                                                       $  96,132,280.00          100.0000%
- ----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                            SEE ATTACHED LAST PAGE OF
                     SCHEDULE VII TO INTERCREDITOR AGREEMENT

                                                                  Scheduled
                                                                   Payment
 Bank                                                                at
                                                                  5/15/95*        Balance   % of Collateral
- ------------------------------------------------------------------------------------------------------------
National City Bank                                  13.3876%  $14,878,531.94       $0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Society                                             13.3876%  $14,878,531.94        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Continental                                         12.4314%  $13,815,779.65        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Comerica                                            10.7101%  $11,902,825.55        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
First Union                                          7.4588%   $8,289,467.80        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Daiwa Ltd                                            5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Fifth Third Bank                                     5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
First National Bank                                  5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Michigan National Bank                               5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Star Bank                                            5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Bank of Tokyo                                        5.3550%   $5,951,412.78        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
First Bank, N.A                                      4.9725%   $5,526,311.86        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Northwestern National Life                           2.4847%   $2,761,458.47        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Northern Life                                        1.3804%   $1,534,143.59        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Confederation Life                                   0.8282%     $920,486.16        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Beneficial Standard Life                             0.8282%     $920,486.16        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Northwestern National Life                           0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
North Atlantic Life                                  0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Confederation Life                                   0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Minnesota Mutual Life                                0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Farm Bureau Life                                     0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
FB Annuity                                           0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
Farm Bureau Mutual Ins. Co. of Michigan              0.0000%           $0.00        0.00        0.0000%
- ------------------------------------------------------------------------------------------------------------
                                                   100.0000% $111,136,500.12       $0.00      100.0000%
                                                ---------    ---------------       -----   ---------
- ------------------------------------------------------------------------------------------------------------

Revolver Only Payment                     $104,999,925.74
- ------------------------------------------------------------------------------------------------------------

*For purposes of calculating Exposure Percentage as of May 31, 1995 only.

                       ACKNOWLEDGMENT OF LDI OF OHIO, INC.

                  The undersigned, LDI of Ohio, Inc., hereby acknowledges and consents to the terms and provisions set forth in the foregoing Amendment No. 3 to Second Amended and Restated Credit Agreement, Waiver, Consent of Intercreditor Lenders and Amendment No. 1 to Intercreditor Agreement ("Agreement"). The undersigned represents and warrants to the Intercreditor Lenders (as defined in the foregoing Agreement) that (a) the Guaranty of Payment of Debt, executed and delivered by the undersigned, dated July 29, 1994, and (b) the Amended and Restated Security Agreement, dated as of July 29, 1994 remain the valid and binding obligations of the undersigned, enforceable against it in accordance with their respective terms.

                                       LDI OF OHIO, INC.

                                       By:_____________________________________

                                       Its:____________________________________

Dated:  May ___, 1995